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                                                                       Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90438) pertaining to the Lincoln Life Flexible Premium Variable Life Account Y, and to the use therein of our report dated February 1, 2002, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.

                                       /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 30, 2002